Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO NAMED TOP PERFORMING COLORADO ENERGY STOCK FOR 2008

Denver Post Newspaper Reports That CREDO Ranked No. 1 Among Colorado Energy Stocks

DENVER, COLORADO, January 12, 2009 – CREDO Petroleum Corporation (NASDAQ:  CRED) said today that the Denver Post newspaper reported that the company ranked as the top performing energy company stock in Colorado for 2008.  The list appears in the January 1, 2009 issue of the Denver Post.  Among all Colorado public companies, CREDO ranked as the 7th best performer.  The ranking is based on stock performance for calendar 2008 as reported by Bloomberg’s Colorado Index.

James T. Huffman, Chief Executive Officer, said, “There are many oil and gas exploration and production companies located in Colorado, and we are very pleased that CREDO was the top performer in 2008.”  Huffman further stated, “CREDO completed a private equity stock sale in July 2008 and entered the current economic downturn flush in cash and with no debt.  We are now very well positioned to opportunistically build on our asset base.”

Also in 2008, Forbes magazine again ranked CREDO as one of the “200 Best Small Companies” in America.  That ranking appeared in the October 27, 2008 issue of Forbes magazine.

CREDO has performed at a consistently high level, without using leverage, over a long period of time and through multiple economic and energy price cycles.  These following citations are recognition of CREDO’s outstanding performance.

•                  200 Best Small Companies — 2008, 2006, 2004, 2001 (Forbes Magazine)

•                  America’s Fastest Growing Small Companies — 2006, 2005, 2004, 2003 (Fortune Small Business Magazine)

•                  Top Performing 25 Stocks in the Past 25 Years — 2007 (USA Today)

Huffman further stated, “CREDO is ‘built-to-last’ and has a business model that focuses on long-term objectives.  This year marks our 30th year as a public company.  During those years, we have prospered during both good and bad times because we maintain a strong financial position, we are fiscally responsible, and we focus on profitable operations.  That success has been reflected in the price of CREDO’s stock which has consistently and substantially outperformed most of its peers, as well as the various stock indices.”

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For more information about the company, visit http://www.credopetroleum.com.

Contact:	James T. Huffman
Chief Executive Officer
or
Alford B. Neely
Chief Financial Officer
303-297-2200
Web Site:	www.credopetroleum.com

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado.  The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions.  The company’s stock is traded on the NASDAQ System under the symbol “CRED” and is quoted daily in the “NASDAQ Global Market” section of The Wall Street Journal.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s 2007 Annual Report on Form 10-K for more information.  Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.